UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 26, 2019

MID-CON ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2431 E. 61st Street, Suite 850
Tulsa, Oklahoma

(Address of principal executive offices)

74136

(Zip code)

(918) 743-7575

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Oil and Gas Properties

On March 28, 2019, Mid-Con Energy Partners, LP (the “Partnership”), through a wholly-owned subsidiary, closed its previously announced acquisition of certain oil and gas properties located in Osage, Grady and Caddo Counties, Oklahoma from Scout Energy Group IV, LP, Scout Energy Partners IV-A, LP, Scout Energy Group I, LP, and Scout Energy Partners I-A, LP pursuant to that certain Purchase and Sale Agreement, dated as of February 15, 2019 (the “Purchase Agreement”), for an aggregate purchase price of approximately $27.5 million subject to customary purchase price adjustments (the “Acquisition”).

The description of the Purchase Agreement set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Purchase Agreement itself, which is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission) on February 19, 2019 and is incorporated herein by reference.

Divestiture of Oil and Gas Properties

Concurrently with the closing of the Acquisition, the Partnership, through a wholly-owned subsidiary, closed its previously announced sale of certain oil and gas properties located in Coke, Coleman, Fisher, Haskell, Jones, Nolan, Runnels, Stonewall and Taylor Counties in Texas to Scout Energy Group IV, LP pursuant to that certain Purchase and Sale Agreement, dated February 15, 2019 (the “Sale Agreement”), for an aggregate purchase price of approximately $60 million subject to customary purchase price adjustments (the “Divestiture”).

The description of the Sale Agreement set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Sale Agreement itself, which is filed as Exhibit 10.2 to the Partnership’s Current Report on Form 8-K, filed with the Commission on February 19, 2019 and is incorporated herein by reference.

Credit Agreement Amendment

On March 28, 2019, the Partnership and its lenders entered into Amendment No. 13 to that certain Credit Agreement, dated as of December 20, 2011, among Mid-Con Properties, LLC, as borrower, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the lenders party thereto (the “Credit Agreement Amendment”).

The Credit Agreement Amendment, among other changes, decreased the borrowing base of the Partnership’s senior secured revolving credit facility to $110 million and provides for certain changes to our required leverage ratio calculation.

The description of the Credit Agreement Amendment contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 26, 2019, the Partnership received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Partnership that, for the last 30 consecutive business days, the bid price for the Partnership’s common units had closed below the minimum $1.00 per unit requirement for continued inclusion on the Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”). In accordance with Nasdaq rules, the Partnership has been provided an initial period of 180 calendar days, or until September 23, 2019 (the “Compliance Date”), to regain compliance with the Bid Price Rule. If, at any time before the Compliance Date, the bid price for the Partnership’s common units closes at $1.00 or more for a minimum of 10 consecutive business days, the Staff will provide written notification to the Partnership that it complies with the Bid Price Rule.

If the Partnership does not regain compliance with the Bid Price Rule by the Compliance Date, the Partnership may be eligible for an additional 180 calendar day compliance period. To qualify, the Partnership would need to provide written notice of its intention to cure the deficiency during the additional compliance period, by effecting a reverse unit split, if necessary, provided that it meets the continued listing requirement for the market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement.

If the Partnership does not regain compliance with the Bid Price Rule by the Compliance Date and is not eligible for an additional compliance period at that time, the Staff will provide written notification to the Partnership that its common units may be delisted. At that time, the Partnership may appeal the Staff’s delisting determination to a NASDAQ Listing Qualifications Panel.

The Partnership intends to monitor the closing bid price of its common units and may, if appropriate, consider available options to regain compliance with the Bid Price Rule.

Item 7.01	Regulation FD Disclosure.

On April 1, 2019, the Partnership issued a press release announcing the closing of the Acquisition and the Divestiture.  A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1

Amendment No.13 to Credit Agreement, dated as of March 28, 2019, among Mid-Con Energy Properties, LLC, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent and the lenders party thereto.

99.1	Press release dated April 1, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
		By:	Mid-Con Energy GP, LLC
its general partner

Dated:	April 1, 2019	By:	/s/Charles L. McLawhorn, III
Charles L. McLawhorn, III
Vice President, General Counsel and Secretary